UNITED STATES
SECURITIES AND EXCHANGE COMMISSION
Washington, D.C. 20549

FORM 8-K

CURRENT REPORT
Pursuant to Section 13 or 15(d) of the
Securities Exchange Act of 1934

Date of Report (Date of earliest event reported):  January 26, 2011

FLORIDA GAMING CORPORATION
(Exact name of registrant as specified in its charter)

Delaware	0-9099	59-1670533
(State or other jurisdiction	(Commission File No.)	(I.R.S. Employer
of incorporation)		Identification No.)

3500 NW 37th Avenue, Miami, FL 33142
(Address of principal executive offices) (Zip code)

 (502) 589-2000
(Registrant’s telephone number, including area code)

Check the appropriate box below if the Form 8-K filing is intended to simultaneously satisfy the filing obligation of the registrant under any of the following provisions:

[ ]	Written communications pursuant to Rule 425 under the Securities Act (17 CFR 230.425)
[ ]	Soliciting material pursuant to Rule 14a-12 under the Exchange Act (17 CFR 240.14a-12)
[ ]	Pre-commencement communications pursuant to Rule 14d-2(b) under the Exchange Act (17 CFR 240.14d-2(b))
[ ]	Pre-commencement communications pursuant to Rule 13e-4(c) under the Exchange Act (17 CFR 240.13e-4(c))

1.01        Entry into a Material Definitive Agreement.

On January 26, 2011, Florida Gaming Corporation, a Delaware corporation, and its wholly-owned subsidiary Florida Gaming Centers, Inc., a Florida corporation (collectively, the “Company”), entered into a Loan and Security Agreement (the “Loan Agreement”) with City National Bank of Florida (the “Trustee”), as trustee under its land trust number 5003471 (the “Land Trust”) dated January 3, 1979, and AGS Capital, LLC (the “Lender”) pursuant to which the Lender will loan the Company $1 Million, payable  in two equal tranches of $500,000, and the Company has issued the Lender a promissory note in the original principal amount of $1 Million (the “Note”).

The Company received the first tranche on January 26, 2011 and, pursuant to the Loan Agreement, it will receive the second tranche (“Tranche 2”) on February 10, 2010.  Receipt of Tranche 2 is conditioned on the Company satisfying certain conditions, including: (i) the Company’s completion of a Business Entity Slot Machine Occupational License Application with the Florida Division of Pari-mutuel Wagering; (ii) completion of an ALTA survey on the Company’s Miami Jai Alai facility (the “Jai Alai Facility”) and (iii) the Company’s entering into agreements with the Lender for the lease and/or purchase of a minimum number of slot machines.

The outstanding principal balance of the Note bears interest at an annual rate of 8%.  The entire outstanding principal balance of the Note, plus accrued but unpaid interest, is due in full on the Note’s maturity date, which is the earlier of March 31, 2011 or the date on which the Company secures permanent financing of approximately $83 Million.  The Company has the right to prepay the Note in full or in part without penalty.  If the Note is not paid in full on the maturity date, the Note will thereafter bear interest at the default rate of 18% per annum.

The Company’s obligations under the Note are secured by: (i) a junior mortgage and security agreement in favor of the Lender on the real estate at the Jai Alai Facility (the “Junior Mortgage and Security Agreement”); (ii) a security interest in all licenses (excluding any license or permit to operate pari-mutuel wagering or slot machines) and permits and all contracts, agreements and warranties owned by the Company and related to the Jai Alai Facility; (iii) the beneficial interest in and a power of direction in and to the Land Trust (the “Collateral Assignment of Beneficial Interest in Collateral”); and, (iv) a security interest in the Company’s tangible and intangible property at the Jai Alai Facility.  Additionally, during the term of the Note, the Lender has the right to approve any management agreement relating to the management of the Jai Alai Facility.. The Loan Agreement, the Note, the Junior Mortgage and Security Agreement, the Collateral Assignment of Beneficial Interest in Collateral, are collectively referred to as the “Loan Documents.”

The Loan Documents contain other standard terms and conditions, including affirmative and negative covenants, which are not summarized herein.  The Loan Documents are attached as exhibits hereto.

2.03        Creation of a Direct Financial Obligation of a Registrant

The information provided in Item 1.01 of this Form 8-K is incorporated by reference in this Item 2.03.

Item 9.01     Financial Statements and Exhibits

(d) - Exhibits

10.1	Loan and Security Agreement dated January 26, 2011 among the Company, the Trustee and the Lender.

10.2	Note dated January 26, 2011 among the Company and the Lender.

10.3	Junior Mortgage and Security Agreement January 26, 2011 among the Company, the Trustee and the Lender.

10.4	Collateral Assignment of Beneficial Interest in Collateral dated January 26, 2011 among the Company, the Trustee and the Lender.

SIGNATURES

Pursuant to the requirements of the Securities Exchange Act of 1934, the Company has duly caused this report to be signed on its behalf by the undersigned hereunto duly authorized.

FLORIDA GAMING CORPORATION

Date: February 1, 2011	By:	/s/ W. Bennett Collett
W. Bennett Collett
Chairman and CEO